UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 16, 2026, Daré Bioscience, Inc. (“Daré” “we,” “us,” or “our”) completed a closing of our previously announced Regulation A offering of up to 4,854,000 units (each, an “Investor Unit” and collectively the “Investor Units”), each consisting of one share of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and two warrants, each to purchase one share of our common stock (“Investor Warrants”), with each Investor Unit being offered at an offering price of $5.00 (the “Offering”). In connection therewith, we issued an aggregate of 43,050 Investor Units consisting of 43,050 shares of Series A Preferred Stock and Investor Warrants to purchase up to 86,100 shares of our common stock.

The offering of the Investor Units is being conducted pursuant to our offering statement on Form 1-A (File No. 024-12688), as amended, which was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on January 5, 2026, and the offering circular, dated January 6, 2026, which forms a part thereof. Additional information regarding the Offering and the terms of conversion and exercise of the Series A Preferred Stock and Investor warrants was previously reported in our Current Report on Form 8-K filed with the SEC on January 29, 2026, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: March 17, 2026	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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